                                                                    Exhibit 99.1

                                                Media contact:
                                                Michel' J. Philipp
[LOGO] Western Resources                        Phone: 785.575.1927
making life a little easier                     FAX: 785.575.6399
                                                michel_philipp@wr.com

                                                Investor contact:
                                                Jim Martin
                                                Phone: 785.575.6549
                                                FAX: 785.575.8160
                                                jim_martin@wr.com

--------------------------------------------------------------------------------



                    WESTERN RESOURCES ANNOUNCES SEPARATION,
                             REPORTS 1999 RESULTS,
                           ANNOUNCES DIVIDEND POLICY

          TOPEKA, Kansas, March 29, 2000 (6:30 a.m. CST) -- Western Resources (NYSE:WR) announced today that it will separate its electric utility business, to be called Westar Energy, from its non-electric business, which will be renamed later and until then referred to as "Westar Capital." Both companies will be public entities. The separation is expected to be accomplished by means of a voluntary exchange offer and is expected to be completed prior to year-end 2000.

          "We believe that Westar Energy, as a pure-play electric company, will unlock the value associated with our electric assets by providing shareholders an investment opportunity exclusively in our electric utility operations," said David C. Wittig, Western Resources chairman of the board, president and chief executive officer.

          "While the businesses of the total company are strong, they have different growth, financial, and business profiles and are evaluated differently by investors," said Wittig. "Many of our shareholders have wanted greater definition to the business, specifically a desire to have the company return to its core business as strictly an electric utility. This strategy gives our shareholders a choice of which business they wish to own, and gives the financial community a
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

p. 2 - EARNINGS

clearer understanding of where the company's value lies. In fact, this is very similar to the structure we would have built had the KCPL transaction been completed."

          Westar Energy will consist of two electric utilities, KPL and KGE, that provide electric service to approximately 628,000 customers in Kansas. The non-electric company, Westar Capital, will consist of the company's approximate 85% ownership interest in Protection One (NYSE:POI), a monitored security company; its approximate 45% ownership interest in ONEOK Inc. (NYSE:OKE), a Tulsa-based natural gas company; its 100% ownership interest in Protection One Europe; its 40% ownership in Paradigm Direct LLC, a direct marketing company; and other investments.

          The exchange offer will provide Western Resources shareholders with the opportunity to exchange some or all of their Western Resources common stock for shares in Westar Capital. The terms of the offer, including the exchange rate, will be determined and announced on commencement of the offer, expected to be in the third quarter of 2000. The offer of shares in Westar Capital will be made only by means of a prospectus.

          Western Resources believes, without giving assurances, that the separate companies will have per share market values above Western Resources' current stock price levels. The exchange is expected to be a one-for-one exchange with between 29 and 37 million shares exchanged for Westar Capital. Any shares not subscribed will be held for possible later distribution or sale.

          Upon completion of the transaction, Westar Energy intends to raise approximately $300 million of equity. Proceeds will be used to repay debt.

          "For the investor seeking the profile and income of a utility investment, and the opportunity for a growing dividend, Westar Energy will have two solidly performing electric

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

p. 3 - EARNINGS

utilities located in solid markets," said Wittig. "Investors in the non-electric business, Westar Capital, will be able to evaluate and realize a different risk/reward potential under this structure, one more focused on growth and capital appreciation. The new corporate structure will allow the management team of each business to focus its energies and abilities on maximizing the potential and value of its assets."

          For example, in the non-electric business area, Wittig said that Protection One announced today that customer attrition for the fourth quarter 1999 had improved and Protection One expects attrition to be lower in the first quarter 2000 than the fourth quarter 1999. Protection One also has made significant progress in the last six months to enhance customer service, retain customers and reduce debt.

Management Team

          Wittig, 44, will serve as the chairman of the board, president and chief executive officer of Westar Capital and will be the chairman of Westar Energy. The balance of the management teams will be announced at a later date. Each company will remain headquartered in Topeka, Kansas. Customers of KPL, KGE and Protection One should see no changes as a result of this transaction.

Bond Ratings

          The rating agencies previously indicated that they were reviewing Western Resources' debt ratings with negative implications. With this announcement, the company expects the rating agencies to take action, but has a goal of maintaining an investment grade rating on its senior secured debt.

                                     -more-

p. 4 - EARNINGS

1999 Earnings

          Western Resources also announced today that operating earnings in its electric utility business were $147 million, or $2.19 per share for 1999, versus $133 million, or $2.03 per share for 1998.

          For 1999, total operating earnings were $99 million, or $1.48 per share, as compared with $127 million, or $1.94 per share for 1998. Total operating earnings for 1999 include a $0.57 per share contribution from the company's equity interest in ONEOK, a ($0.71) loss from Protection One, and a $(0.57) loss associated with interest charges and other costs.

          Net income for 1999 was $11.3 million, or $0.17 per share, versus $44.2 million or $0.67 per share for 1998. Net income for 1999 includes one-time and non-recurring charges associated with the marking to market of certain investments, the write-off of the company's KCPL merger-related costs and adoption of an accelerated amortization method at Protection One. The company has been liquidating its investment portfolio in non-strategic businesses. Gains resulting from the sale of these and other investments are approximately $100 million pre-tax, which will be reflected in the first quarter 2000.

          (For complete details, see the attached Statement of Operations and Consolidated Balance Sheets for the quarters and years ended December 31, 1999 and 1998 for Western Resources. Also see the 1999 results announcement of Protection One released today.)

Dividend Action

          Separately, Western Resources announced today that it will adopt a policy of an annual cash dividend of $1.20 per share effective with the anticipated dividend in July 2000. The $1.20

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

p. 5 - EARNINGS

annual dividend also is anticipated to be the annual dividend for Westar Energy. The non-electric company, Westar Capital, does not anticipate paying a dividend.

New Western Resources Board Members

          The company also announced today that Owen F. Leonard, president, KL Industries, Inc., Saddle Brook, New Jersey, and John C. Nettels, Jr., partner, Morrison & Hecker, L.L.P., Attorneys, Wichita, Kansas, have been elected to the Western Resources board of directors.

          Prior to joining KL Industries, Leonard served as chief financial officer of The Pullman Company, was treasurer of Wheelabrator-Frye, Inc., and served as a manager at Arthur Andersen & Co. Leonard received his bachelors of business administration degree in accounting from Iona College. He also serves as chairman of the board of OMX, Inc.

          Nettels, who has been a partner at Morrison & Hecker since 1994, joined the law firm in 1985. He received his bachelor's of arts degree and his law degree from The University of Kansas. He has served on the Protection One board of directors and is active in the Wichita Chamber of Commerce and the University of Kansas Chancellor's Club.

          In other board-related news, the company announced that David H. Hughes, retired vice chairman, Hallmark Cards, Inc., retired from the Western Resources board. Hughes had served on the company's board of directors since 1988.

          "We continue to be fortunate to have such strong, solid and capable board members," said Wittig. "David Hughes has seen a lot of change during his tenure and has been a strong participant in guiding the direction and strategy of this company. He always has put the interests

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p. 6 - EARNINGS

of shareholders first in his decision making. We wish him happiness and health in his well-deserved retirement.

          "I also am pleased to welcome Owen and John to our board and know they will provide valuable insight as we continue to move the company forward and build shareholder value," Wittig said.

Annual Meeting Set

          The company announced that its 2000 annual meeting of shareholders will be June 15 at the Topeka Performing Arts Center, 214 S.E. 8th Street, Topeka, Kansas. Shareholders of record on April 26 may attend and vote at the meeting.

          In addition, the company announced that its 1999 annual report to shareholders will be mailed on or about April 15, 2000. The mailing of the company's annual report has been delayed as a result of delays in finalizing Protection One's year-end financials.

          A copy of the company's Form 10-K is available on the Securities and Exchange Commission's Edgar System, the company's internet site at www.wr.com, or, prior to mailing of the annual report, may be obtained by shareholders from the company by contacting the company's investor relations department at (785) 575-1898.

          The exchange offer of Westar Capital shares for Western Resources shares has not yet commenced. This press release does not constitute an offer to sell or exchange any securities. Any offer will be made pursuant to a registration statement and a tender offer statement to be filed with the Securities and Exchange Commission. Western Resources shareholders are urged to read the registration statement, and the tender offer statement when they are available because they will contain important information relating to the offer. A prospectus relating to the offer will be disseminated to all Western Resources shareholders. Shareholders will also be able to obtain the registration statement, the tender offer statement and other filed documents for free at the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov. In addition, Western Resources will make the filed documents
-------------------
available for free to Western Resources shareholders.

          Western Resources (NYSE: WR) is a consumer services company with interests in monitored services and energy. The company has total assets of more than $8 billion, including security company holdings through ownership of Protection One (NYSE: POI), which has more than 1.4 million security customers in 48 states. Its utilities, KPL and KGE, provide electric service to approximately 628,000 customers in Kansas. Through its ownership in ONEOK Inc. (NYSE: OKE), a Tulsa-based natural gas company, Western Resources has a 45 percent interest in the eighth largest natural gas distribution company in the nation, serving more than 1.4 million customers. For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wr.com.
------------------

          Forward-Looking Statements: Certain matters discussed in this news release are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe", "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations, or goals. Such statements address future events and conditions concerning capital expenditures, earnings, litigation, rate and other regulatory matters, the outcome of Protection One accounting issues being reviewed by the SEC staff, possible corporate restructurings, mergers, acquisitions, dispositions, liquidity and capital resources, interest and dividend rates, environmental matters, changing weather, nuclear operations, ability to enter new markets successfully and capitalize on growth opportunities in nonregulated businesses, events in foreign markets in which investments have been made, and accounting matters. Our actual results may differ materially from those discussed here. See the company's and Protection One's 1999 Annual Report on Form 10-K, and current reports on Form 8-K for further discussion of factors affecting the company's and Protection One's performance. Western Resources disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this news release.

Attachment 1


                              FOURTH QUARTER REPORT

                             WESTERN RESOURCES, INC.



                                 Quarter Ended December 31,            Year Ended December 31,
                                  1999                1998              1999             1998
1.  Sales                   $   450,436,000    $   487,008,000    $ 2,036,158,000   $ 2,034,054,000

2.  Net Income              $   (75,787,000)   $   (84,484,000)   $    12,459,000   $    47,756,000

3.  Earnings Available
    for Common Stock        $   (76,070,000)   $   (84,768,000)   $    11,330,000   $    44,165,000

4.  Average Common Shares
    Outstanding                  68,012,000         65,870,000         67,080,000        65,634,000

5.  Basic Earnings per
    Average Share
    Outstanding             $         (1.12)   $         (1.29)   $          0.17   $          0.67

6.  EBITDA                  $    28,158,000    $     5,067,000    $   668,464,000   $   567,515,000

7.  Net Utility Plant
    (after depreciation)    $ 3,826,438,000    $ 3,752,493,000

Attachment 2

                             1999 PER SHARE RESULTS

                             WESTERN RESOURCES, INC.

                                               Earnings(1)        Adj. Earnings(2)       Cash Flow(3)
Year Ended December 31,                      1999       1998       1999      1998       1999       1998
Utility(4)                                $   2.19   $   2.03   $   2.49   $   2.34   $   4.68   $   4.48
ONEOK                                         0.57       0.56       0.57       0.57       0.54       0.53
Protection One                               (0.71)     (0.18)     (0.34)      0.13       0.00       0.00
Other (Net of Interest on
  Unallocated Debt)                          (0.57)     (0.47)     (0.55)     (0.46)     (0.55)     (0.44)
Earnings Before Non-Operating
  COLI and Non-Recurring Events           $   1.48   $   1.94   $   2.17   $   2.58   $   4.67   $   4.57
Western Resources -
  Non-Operating COLI                         (0.09)      0.18      (0.09)      0.18      (0.09)      0.18
  Non-Recurring Events                       (0.88)     (1.60)     (0.88)     (1.60)     (1.08)     (1.60)
Protection One -
  Increased Amortization Expense             (0.32)      0.00      (0.32)      0.00       0.00       0.00
  Non-Recurring Events                       (0.02)      0.15      (0.02)      0.15       0.00       0.00
     Total Earnings per Share             $   0.17   $   0.67   $   0.86   $   1.31   $   3.50   $   3.15

(1) Line of business reporting does not reflect intercompany eliminations
(2) Earnings + goodwill amortization.
(3) Earnings + utility depreciation and amortization + ONEOK dividends.
(4) Interest expense is allocated on $1.9 billion of debt.